Exhibit 23.02

                                     CONSENT

I hereby consent to the use of my opinion filed as Exhibit 5.01 to this Registration Statement.

                                      /s/ John R. McCall, Esq.
                                      John R. McCall, Esq.


Louisville, Kentucky
June 7, 1996